UNITED STATES

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BMP SUNSTONE CORPORATION

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Sanofi-aventis to Acquire BMP Sunstone creating a Strong Consumer Healthcare Platform in China

•	Transaction accelerates consumer healthcare business in China, through BMP Sunstone’s strong platform in the Cough & Cold and Women’s health segments

•	Combination provides sanofi-aventis unique access to a large number of cities in China

•	Sanofi-aventis strengthens its leadership in emerging markets, and executes on its strategy to become a diversified healthcare player in China

Paris, France and New York, New York - October 28, 2010 - Sanofi-aventis (EURONEXT: SAN and NYSE: SNY) and BMP Sunstone Corporation (NASDAQ: BJGP) announced today that they have entered into a definitive agreement under which sanofi-aventis is to acquire all outstanding shares of BMP Sunstone for cash consideration of USD 10 per share, or a total of approximately USD 520.6 million on a fully diluted basis. The acquisition is to be structured as a merger of BMP Sunstone and a wholly-owned subsidiary of sanofi-aventis.

The price per share represents a 30% premium above the closing price of BMP Sunstone’s shares on October 27, 2010. BMP Sunstone’s board of directors has unanimously approved the transaction.

BMP Sunstone achieved sales of approximately $147 million in 2009. Almost 60% of these sales were realized in the consumer healthcare segment, where BMP Sunstone has access to retailers, county hospitals and community clinics in Tier III and Tier IV markets. In this segment, BMP Sunstone has established two of China’s most recognized brands: “Hao Wa Wa” (GoodBaby), recently recognized as the number one paediatric Cough & Cold brand in China, and “Kang Fu Te” (Confort) a hygiene brand for women’s healthcare.

Following the recent establishment of the Hangzhou Sanofi Minsheng Consumer Healthcare joint venture, the acquisition of BMP Sunstone will make sanofi-aventis a leading consumer healthcare company in China, with a strong position in both Vitamins & Minerals Supplements and Cough & Cold, the two largest categories of this market.

“The acquisition of BMP Sunstone will not only leverage our consumer healthcare business in China, but will also bring us unique access to new expanding distribution channels which are expected to account for a third of the pharmaceutical market in China in the coming years,” said Christopher A. Viehbacher, Chief Executive Officer of sanofi-aventis. “This transaction represents another strategic move for sanofi-aventis to reinforce its leadership position in China.”

“This transaction offers immediate and significant value for BMP Sunstone stockholders and important benefits to our employees and customers,” said Mr. David (Xiao Ying) Gao, Chief Executive Officer of BMP Sunstone. “I am excited to work with the sanofi-aventis team to capture the significant growth opportunities this new combination will create in the consumer healthcare market in China.”

Under the terms of the merger agreement, completion of the transaction is subject to the approval of the merger by BMP Sunstone stockholder’s meeting, as well as the receipt of certain regulatory approvals in China and other customary conditions. Stockholders controlling 23% of BMP Sunstone’s shares on a fully diluted basis have committed to vote in favour of the transaction.

Consumer Healthcare is one of the core growth platforms identified in sanofi-aventis’ strategy for achieving sustainable growth. Sanofi-aventis is currently the 5th largest consumer healthcare company worldwide, and continues to expand its presence in this area through organic and external growth.

The Consumer Healthcare market in China is the second largest in the world after the United States, with an estimated size of EUR 12 bn in 2010. It has grown at a CAGR of approximately 11% since 2005, and this trend is expected to continue over the coming years driven by continued urbanization and improvement of patients’ affordability, increasing trend of self-medication and the development of pharmacy chains and expanded retail offerings of consumer healthcare products.

About sanofi-aventis China

Sanofi-aventis was the first foreign pharmaceutical company to open offices in China. It is today one of the fastest growing healthcare companies in China, with 5,000 people in more than 200 cities across China. From prevention to treatment, sanofi-aventis is uniquely positioned to address public health needs in China. Sanofi Pasteur, the vaccines division of sanofi-aventis, is a leading vaccines company in China. In October 2010, sanofi-aventis entered the consumer healthcare market in China, with the establishment of Hangzhou Sanofi Minsheng Consumer Healthcare Co., Ltd.

Sanofi-aventis currently has three manufacturing facilities in Beijing, Hangzhou, and Shenzhen. In addition, the company is building three new facilities, all scheduled to begin commercial production in 2012, in order to meet the increasing demand of the Chinese market. Sanofi-aventis is engaged in integrated R&D in China from drug target identification to late stage clinical studies. Its China R&D Center and Asia Pacific R&D Center are based in Shanghai.

About sanofi-aventis

Sanofi-aventis, a leading global pharmaceutical company, discovers, develops and distributes therapeutic solutions to improve the lives of everyone. Sanofi-aventis is listed in Paris (EURONEXT: SAN) and in New York (NYSE: SNY).

About BMP Sunstone

BMP Sunstone Corporation is a specialty pharmaceutical company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China.

Through Sunstone the Company manufactures leading pediatric and women’s health products sold in pharmacies throughout the country. The Company also markets a portfolio of products under exclusive multi-year licenses into China, primarily focused on women’s health and pediatrics, as well as provides pharmaceutical distribution services through subsidiaries in Beijing and Shanghai. BMP Sunstone’s main office is in Beijing, with a U.S. office in Plymouth Meeting, PA.

Important Additional Information for Investors and Stockholders of BMP Sunstone Corporation

In connection with the proposed merger, BMP Sunstone Corporation (“BMP”) intends to file a proxy statement and other related documents with the Securities and Exchange Commission (the “SEC”). BMP and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information concerning BMP participants will be set forth in the proxy statement and related documents to be filed with the SEC. Stockholders of BMP are advised to read these documents and any other documents relating to the merger that are filed with the SEC when they become available because they contain important information. Stockholders of BMP may obtain copies of these documents for free, when available, at the SEC’s website at www.sec.gov. These and such other documents may also be obtained for free from BMP at: 600 W. Germantown Pike, Suite 400, Plymouth Meeting, Pennsylvania.

Forward-Looking Statements for sanofi-aventis

This press release contains forward-looking statements. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans” and similar expressions. Although sanofi-aventis’ management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of sanofi-aventis, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labeling and other matters that could affect the availability or commercial potential of such products candidates, the absence of guarantee that the products candidates if approved will be commercially successful, the future approval and commercial success of therapeutic alternatives, the Group’s ability to benefit from external growth opportunities as well as those discussed or identified in the public filings with the SEC and the AMF made by sanofi-aventis, including those listed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” in sanofi-aventis’ annual report on Form 20-F for the year ended December 31, 2009. Other than as required by applicable law, sanofi-aventis does not undertake any obligation to update or revise any forward-looking information or statements.

Forward-Looking Statements for BMP Sunstone

This news release contains forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, the impact from the Company’s recent organizational changes, changes in the Company’s sales, marketing and distribution plans, changes in the Company’s operating performance, general financial, economic, and political conditions affecting the biotechnology and pharmaceutical industries and the Chinese pharmaceutical market, the ability to timely manufacture and distribute the Company’s products and other risks contained in reports filed by the Company with the Securities and Exchange Commission. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Morgan Stanley is acting as financial advisor and Shearman & Sterling LLP as legal advisor to sanofi-aventis. Stephens Inc. and E.J. McKay & Co., Inc. are acting as financial advisors and Morgan, Lewis & Bockius LLP as legal advisor to BMP Sunstone. Philadelphia Brokerage Corporation also provided an additional fairness opinion to BMP Sunstone.

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Contacts for sanofi-aventis
Media:	Jean-Marc Podvin	Investors:	Sebastien Martel
	Corporate Communications +33 (1) 53 77 44 50		Corporate Investor Relations +33 (1) 53 77 45 45

Contacts for BMP Sunstone
	Fred M. Powell		ICR, LLC (Investor Relations)
	Chief Financial Officer		Ashley M. Ammon
	Tel: +1-610-940-1675		Tel: +1-646-277-1227
	Email: fpowell@bmpsunstone.com		Christine Duan
Tel: +1-203-682-8200